                                                                       FORM 10-Q

                                                                      EXHIBIT 11


                               HICKOK INCORPORATED
         STATEMENT RE:  COMPUTATION OF PER COMMON SHARE EARNINGS


                                     Three Months Ended
                                         December 31,
                                ----------------------------
                                    1998             1997
                                -----------      -----------

PRIMARY
-------
Average shares outstanding        1,198,424        1,195,850
Net effect of dilutive
    stock options - based
    on the treasury stock
    method using average
    market price                        -  *          16,304
                                -----------      -----------

        Total Shares              1,198,424        1,212,154
                                -----------      -----------

Net Income (Loss)               $  (247,074)     $   287,435
                                -----------      -----------

        Per Share               $      (.21)     $       .24
                                ===========      ===========


FULLY DILUTED
-------------
Average shares outstanding        1,198,424        1,195,850

Net effect of dilutive
    stock options - based
    on the treasury stock
    method using period-end
    market price, if
    higher than average
    market price                        -  *          18,982
                                -----------      -----------

        Total Shares              1,198,424        1,214,832
                                -----------      -----------

Net Income (Loss)               $  (247,074)     $   287,435
                                ===========      ===========

        Per Share               $      (.21)     $       .24
                                ===========      ===========





*  Net effect of stock options was antidilutive for the period.





                                      (15)